SECURITIES AND EXCHANGE COMMISSION

                      WASHINGTON, D.C.  20549






                             FORM 8-K


                          CURRENT REPORT
              PURSUANT TO SECTION 13 OR 15(d) OF THE
                  SECURITIES EXCHANGE ACT OF 1934




Date of report (Date of earliest event reported)  November 22, 1995



                      Atlantis Plastics, Inc.

        (Exact Name of Registrant as Specified in Charter)



         Florida                1-9487                65-0493540


(State or Other Jurisdiction  (Commission            (IRS Employer
    of Incorporation)        File Number)           Identification
                                                         No.)



2665 South Bayshore Drive, Suite 800, Miami, Florida 33133

  (Address of Principal Executive Offices)          (Zip Code)



Registrant's telephone number, including area code   (305) 858-2200


                          Not applicable

            (Former name, if changed since last report)






Item 5.   Other Events

          On November 22, 1995, Atlantis Plastics, Inc., a Florida corporation ("Registrant"), announced that the Registrant was discontinuing its quarterly dividend payable on Class A and Class B common shares, as more fully described in the press release, dated November 22, 1995, a copy of which is attached hereto as
Exhibit 20.1 and is incorporated herein by reference.


Item 7. Financial Statements, Pro Forma Financial Information and Exhibits

          (a)  Financial Statements of Business Acquired.

               Not required.

          (b)  Pro Forma Financial Information.

               Not required.

          (c)  Exhibits.




               Exhibit No.                          Description

                 20.1               Press Release, dated November
                                    22, 1995, announcing the
                                    discontinuance of the
                                    Registrant's quarterly
                                    dividend.

















                             SIGNATURE


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                               ATLANTIS PLASTICS, INC.

November 27, 1995

                               By:  /s/ Paul Rudovsky
                                        Paul Rudovsky,
                                        Executive Vice President
                                        and Chief Financial Officer







































                 INDEX TO ATTACHMENTS AND EXHIBIT





Exhibit No.                              Description

20.1                           Press Release, dated November 22,
                               1995, announcing the discontinuance
                               of the Registrant's quarterly
                               dividend









































FOR IMMEDIATE RELEASE                    FOR FURTHER INFORMATION:
                                         A. Richard Hurwitz
                                         Vice President, Corporate
                                         Communications
                                         (305) 858-2200


                         ATLANTIS PLASTICS
                  SUSPENDS ITS QUARTERLY DIVIDEND



ATLANTA, GA - (November 22, 1995) Atlantis Plastics, Inc. (ASE:AGH) today announced that it will discontinue its quarterly dividend payable on Class A and Class B common shares. Covenants relating to the Company's $100 million, 11% Senior Notes due 2003, restrict Atlantis from taking certain actions unless a specified fixed charge ratio is met. This ratio has fallen below the requirement for the trailing twelve month period ended September 30, 1995. Accordingly, the Company's ability to declare a dividend is restricted until it is again able to meet this test on a trailing twelve month basis.

Anthony F. Bova, President and Chief Executive Officer, commented, "The suspension of our quarterly dividend does not diminish the Company's future prospects, or its return to profitability in 1996.

With the successful implementation of a cash management program and the sale of discontinued and non-strategic businesses, Atlantis' liquidity is at record levels with over $30 million of cash and unused availability on its revolving credit facility.

Bova concluded, "We are confident that our various cost reduction programs, improved manufacturing efficiency, refocused marketing strategy, and capital investments will produce future improvements in profitability as these changes become fully integrated. We expect to resume payments of the dividend after the Company is in compliance with the fixed charge ratio."

Atlantis Plastics, Inc. is a leading U.S. manufacturer of polyethylene stretch and custom films and molded plastic products. Stretch films are used principally to stretchwrap pallets of materials for shipping or storage, and custom film products, which include high-grade laminating films, embossed films, and specialty film products, are marketed to industrial and agricultural markets.

Atlantis' molded plastic products are sold primarily to original equipment manufacturers in the appliance, automotive, agricultural, dairy, recreational vehicle, and other commercial industries.

Additional information is available on the Internet World Wide Web at this address: http://www.cfonews.com/agh, or investors may send E-mail by direct dial to (718) 279-3590, then cfo@panix.com with the subject agh.

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